AMENDMENT TO LEASE AGREEMENT
                          ----------------------------

     This Amendment to Lease Agreement made this 9th day of December, 1994, by and between CASELLA ASSOCIATES, a Vermont partnership of Rutland, Vermont (the "Lessor") and CASELLA WASTE MANAGEMENT, INC., a Vermont corporation with offices in the City of Rutland, County of Rutland and State of Vermont (the "Lessee").

                              W I T N E S S E T H:

     WHEREAS, the Lessor and the Lessee entered into a Lease Agreement, dated August 1, 1993, respecting certain premises located off East Montpelier Road, Montpelier, Vermont (the "Lease Agreement"); and

     WHEREAS, the Lessor and the Lessee now wish to amend the Lease Agreement to provide Lessee with the option to extend the term of the Lease Agreement for two additional five year terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. Section 2, entitled "Term," of the Lease Agreement is hereby deleted in its entirety and replaced with a new Section 2:

          Section 2. Term. This Lease is for an initial term of one hundred seventeen (117) months commencing on the 1st day of August, 1993, and to continue until April 30, 2003. The Lessee shall have the option to extend the initial term for two (2) successive periods of five (5) years each upon the same terms as contained in this Lease, except as otherwise specifically stated herein. The Lessee shall exercise its option by giving written notice to the Lessor not less than six (6) months prior to expiration of the initial term or the then ending additional term, as the case may be. The monthly rent during any additional term shall be determined pursuant to Section 3(b) of this Lease.

     2. Except as aforesaid, the parties hereto affirm and ratify the terms of the Lease Agreement between them in all respects. The Lease Agreement and this Amendment thereto shall be read and construed as one Agreement.

     3. This Agreement, together with all of the respective rights of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Vermont.



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     4. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Lease Agreement effective the day and year first above-written.

IN PRESENCE OF:                          Lessor:
                                         CASELLA ASSOCIATES


                                         By:
-------------------------------              -----------------------------------
                                             Duly Authorized Partner


                                         Lessee:
                                         CASELLA WASTE MANAGEMENT, INC.


                                         By:
-------------------------------              -----------------------------------
                                             Duly Authorized Partner



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                                 LEASE AGREEMENT
                                 ---------------

     This Lease Agreement is made this 1st day of August, 1993, by and between CASELLA ASSOCIATES, a Vermont partnership of Rutland, Vermont, hereinafter collectively referred to as Lessor, and CASELLA WASTE MANAGEMENT, INC., a Vermont corporation with offices in the City of Rutland, County of Rutland and State of Vermont, hereinafter referred to as Lessee.

     KNOWN ALL MEN BY THESE PRESENT, that for One Dollar and other good and valuable consideration, receipt of which is acknowledged the above mentioned parties on the date first above written have agreed to the following:

     1. Description. Lessor does hereby let and lease and Lessee hereby accepts lease of certain premises located off East Montpelier Road, Washington County, Montpelier, Vermont and as more particularly described as, "a portion of the land and premises conveyed to Lessor by Charles and Martha Haynes by deed dated June 30, 1988 and filed in Book 217 at Page 349 of the City of Montpelier Land Records (hereinafter "Premises").

     2. Term. This Lease is for a term of one hundred seventeen (117) months commencing on the 1st day of August, 1993, and to continue until April 30, 2003.

     3. Rent. The rent due under the terms of this Lease shall be as set forth herein and as follows:

     (a) The rent for August 1, 1993 through April 30, 1994 shall be the monthly sum of Seven Thousand Thirty and 50/100 Dollars ($7,030.50).

     (b) The rent for May 1, 1994 through April 30, 1995 shall be the monthly sum of Nine Thousand and no/100 Dollars ($9,000.00). After April 30,

          1995, an annual adjustment to the rent may be made by Lessor to give full and adequate consideration to the increase in the consumer price index, using the consumer price index for all urban consumers, Boston, Massachusetts, or an equivalent index, indicating the amount of inflation during the latest period of the lease.

     4. Rent Payments Due. The rent payments specified herein shall be made monthly. Payments are to be made on the 1st day of each month unless a payment schedule is otherwise agreed upon by the parties.

     5. Insurance and Indemnification. The Lessee shall keep the Premises insured against loss or damage by fire with extended coverage endorsement in an amount sufficient to prevent the Lessor from becoming a co-insurer under the terms of the applicable policies, but in any event, in an amount not less than ninety percent (90%) of the full insurable value as determined from time to time. The Lessor shall be named as an additional insured.

     The Lessee shall indemnify the Lessor against any liability or loss arising out of injury to any person, or damage to any property belonging to the Lessee, the Lessor, or to any other person, occurring in or about the Premises, and the Lessee shall keep the Premises insured, at is sole cost and expense, against claims for personal injury or property damage under a policy of general public liability insurance, with limits of at least $500,000/$1,000,000 for bodily injury and $500,000 for property damage. Such policies shall name the Lessor and the Lessee as the insureds. Within ten (10) days after the date hereof, the Lessee shall deliver to the

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Lessor, certificates of insurance certifying that such insurance is in full force and effect. Lessee shall continue to deliver such certificates of insurance during the term of this Lease, at least annually.

     If at anytime after the execution hereof, the improvements on the demised Premises are destroyed or damaged by fire or the elements or by any other cause whatsoever, Lessor at its expense to the extent that there are sufficient insurance proceeds, shall restore or rebuild them as nearly as practicable to the condition existing just prior to such destruction or damage except that if said improvements are destroyed or damaged during the last two years of the term of this Lease. If the Premises are not rebuilt, the proceeds of the insurance shall go to the Lessor.

     6. Repairs. Lessee shall at all times be responsible for all repairs and maintenance on and to the Premises, including but not limited to major structural repairs and roof repairs.

     7. Taxes. The Lessee, in addition to the fixed rent provided for herein, shall pay all taxes and assessments upon the Premises and upon the buildings and improvements thereon, which are assessed during the lease term.

     8. Utilities. The Lessee shall pay all charges for gas, electricity, light, heat, power and telephone or other communication services used, rendered or supplied upon or in connection with the Premises, and shall indemnify the Lessor against any liability or damages on such account.

     9. Default. If the Premises shall be deserted or vacated, or if proceedings are commenced against the Lessee in any court under a bankruptcy act or for the

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appointment of a trustee or a receiver of the Lessee's property either before or after the commencement of the Lease term, or if there shall be a default in the payment of rent or any part thereof for more than ten (10) days after written notice of such default by the Lessor, or if there shall be default in the performance of any other covenant, agreement, condition, rule or regulation herein contained or hereafter established on the part of the Lessee for more than twenty (20) days after written notice of such default by the Lessor, this Lease, if the Lessor so elects, shall thereupon become null and void, and the Lessor shall have the right to re-enter or repossess the Premises, either by force, summary proceedings, surrender or otherwise and dispossess and remove therefrom the Lessee, or other occupants thereof and their effects, without being liable to any prosecution therefor.

     In case of default, the Lessor may, at its option, re-let the Premises or any part thereof, as the agent of the Lessee and the Lessee shall pay the Lessor the difference between the rent hereby reserved and agreed to be paid by the Lessee for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such re-letting for such portion of the term.

     10. Assignment. Lessee shall not assign this Lease without Lessor's written approval of the assignment, which approval may be withheld by Lessor for any reason. Lessor shall either grant approval of any assignment or withhold approval of any assignment within thirty (30) days after notice in writing by the Lessee to the Lessor of the proposed assignment. Lessor retains a right to assign this Lease without Lessee's consent or approval.

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     11. Acceptance of Property. At the commencement of the term, the Lessee shall accept the buildings, improvements and any equipment on or in the Premises, in their existing condition. No representation, statement or warranty, expressed or implied, has been made by or on behalf of the Lessor as to such condition, or as the use that may be made on such property. In no event shall the Landlord be liable for any defect in such property or for any limitation on its use.

     12. Reimbursement of Expenses. The Lessee shall pay and indemnify the Lessor against all legal costs and charges, including counsel fees lawfully and reasonably incurred in obtaining possession of the Premises after a default of the Lessee, as defined in this lease, or after Lessee's default in surrendering possession upon the expiration or earlier termination of the term of the lease or enforcing any covenant of the Lessee herein contained.

     13. Lessor's Right of Access. The Lessor and its representatives may enter the Premises at any reasonable time for the purpose of inspecting the Premises, performing any work which the Lessor elects to undertake or was made necessary by reason of the Lessee's default under the terms of this Lease, exhibiting the Premises for sale, lease or mortgage financing, or posting notices of non responsibility under any mechanic's lien law.

     14. Leasehold Improvements. Lessee shall not make any leasehold improvements to the premises without Lessor's prior consent.

     15. Binding Effect. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective

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heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

     16. Condition of Property. Upon expiration or termination of the Lease or any extension thereof, the Lessee shall deliver up said Premises and improvements thereto to said Lessor in as good condition as they were in at the commencement of this Lease, or may have been put in during the term of this Lease, except for ordinary wear and tear.

     17. Title to Lease Premises. The Lessor represents and warrants that it is the owner of the leased premises and has the right to make this Lease and that the Lessee, on paying the rent herein reserved and upon performing all of the terms and conditions of this Lease on its part to be performed, shall at all times during the term herein demised peacefully and quietly have, hold and enjoy the Premises.

     18. Green Mountain Bank Covenant. So long as any outstanding balance remains on the Green Mountain Bank $1,340,000 Term Loan to Casella Associates ("Lessor"), Lessor and Lessee shall not make any modifications to this Lease Agreement without the written consent to do so from Green Mountain Bank. This Lease Agreement may only be terminated prior to the expiration of the Lease Term, if Lessor or Lessee pays 42.9% of the then current outstanding principal balance on the Term Loan to Green Mountain Bank.

     19. Compliance with Laws. Lessee agrees to comply with all local, state and federal laws with regard to the Premises and its maintenance and improvement thereof.

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     20. Law. This Lease shall be governed by the laws of Vermont.

     IN WITNESS WHEREOF, Lessor and Lessee have respectfully signed and sealed this Lease Agreement as of the date and year first above written.

                                         LESSOR
                                         CASELLA ASSOCIATES


                                         By:
-------------------------------              -----------------------------------
Witness                                           Duly Authorized Partner


                                         LESSEE
                                         CASELLA WASTE MANAGEMENT, INC.



                                         By:
-------------------------------              -----------------------------------
Witness                                      Its Duly Authorized Agent



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